EXHIBIT 31.2

CERTIFICATION

I, Paul J. Brody, certify that:

1.
I have reviewed this Amendment No. 1 to this Annual Report on Form 10‑K/A for the year ended December 31, 2025 of Interactive Brokers Group, Inc.; and
2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

By:	/s/ Paul J. Brody
	Name:	Paul J. Brody
	Title:	Chief Financial Officer, Treasurer and Secretary

Date: March 31, 2026